UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 29, 2011

PSIVIDA CORP.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-51122	26-2774444
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Pleasant Street

Watertown, MA 02472

(Address of Principal Executive Offices) (Zip Code)

(617) 926-5000

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The annual meeting of stockholders of pSivida Corp. (the “Company”) was held on November 29, 2011. The stockholders elected each of the Company’s nominees for director, approved the stock option grants to Dr. Ashton, approved the stock option grants to each of the Company’s non-executive directors and ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2012. The proposals below are described in detail in the Company’s definitive proxy statement filed with the SEC on October 25, 2011.

The results are as follows:

Proposal 1. Election of Directors.

DIRECTOR NOMINEE	FOR	WITHHELD	NON VOTES

David J. Mazzo	6,502,447	217,014	4,595,633
Paul Ashton	6,511,437	208,024	4,595,633
Paul A. Hopper	6,498,947	220,514	4,595,633
Michael Rogers	6,414,697	304,764	4,595,633
Peter G. Savas	5,117,354	1,602,107	4,595,633

Proposal 2. Approval of stock option grants to CEO Paul Ashton.

FOR	5,388,571
AGAINST	1,312,293
ABSTAIN	18,597
NON VOTES	4,595,633

Proposal 3. Approval of stock option grant to non-executive directors.

DIRECTOR NOMINEE	FOR	AGAINST	ABSTAIN	NON VOTES

Paul A. Hopper	4,640,398	2,061,739	17,324	4,595,633
Michael Rogers	4,554,048	2,143,089	22,324	4,595,633
Peter G. Savas	4,228,227	2,061,589	429,645	4,595,633
David J. Mazzo	4,639,098	2,057,039	23,324	4,595,633

Proposal 4. Ratification of the appointment of Deloitte & Touche LLP.

FOR	10,654,268
AGAINST	642,873
ABSTAIN	17,953

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PSIVIDA CORP.

Date: December 2, 2011	By:	/s/ Lori Freedman
Lori Freedman, Vice President, Corporate Affairs, General Counsel and Secretary